EXHIBIT 10.06

                             ROPER INDUSTRIES, INC.
                          NON-QUALIFIED RETIREMENT PLAN

      THIS INDENTURE is amended and restated effective this 1st day of March, 2002, by Roper Industries, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor").

                              W I T N E S S E T H:

      WHEREAS, the Primary Sponsor and certain of its affiliates maintain the Roper Industries, Inc. Employees' Retirement Savings 003 Plan (the "003 Plan") and/or the Roper Industries, Inc. Employees' Retirement Savings 004 Plan (the "004 Plan"), both of which are defined contribution plans under which participating employees may contribute on a pre-tax basis pursuant to a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Internal Revenue Code of 1986.

      WHEREAS, the limitations of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Internal Revenue Code of 1986 as amended from time to time, may, separately or in combination, limit the amount of pre-tax employee contributions and employer matching contributions that otherwise could be made under the 003 Plan and the 004 Plan on behalf of certain participants.

      WHEREAS, effective January 1, 1995, the Primary Sponsor established the Roper Industries, Inc. Non-Qualified Retirement Plan (the "Plan") for the benefit of those 003 Plan participants whose benefits under those plans may be limited by one or more of those Internal Revenue Code limitations described above for the purpose of providing, to the extent possible on a non-qualified and unfunded basis, an opportunity for such participants to continue to accumulate retirement savings as if such persons had been able to continue to participate in the 003 Plan without regard to such limitations in addition to an opportunity to accumulate retirement savings separate and apart from participation in the 003 Plan.

      WHEREAS, effective November 1, 1997, the Primary Sponsor amended and restated the Plan, among other reasons, to clarify that its provisions extend to eligible participants under the 004 Plan.

      WHEREAS, the Primary Sponsor further amended the Plan, effective November 1, 1997, to clarify its provisions with regard to the percentage of Annual Compensation that might be deferred under the Plan and to the contributions of the Plan Sponsor on behalf of a Member who is a Disabled Employee.

      WHEREAS, effective March 1, 2002, the Primary Sponsor desires to again amend and restate the Plan, among other reasons, to include provisions applicable to in-service distributions to Part-Time Members and to set out the methods by which Plan benefits can be distributed upon the retirement or death of a Member.

      NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan in its entirety, effective as of the date first above written, to read as follows:

                             ROPER INDUSTRIES, INC.
                          NON-QUALIFIED RETIREMENT PLAN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1   DEFINITIONS.......................................................1

SECTION 2   ELIGIBILITY.......................................................3

SECTION 3   CONTRIBUTIONS.....................................................4

SECTION 4   CREDITING ACCOUNTS................................................5

SECTION 5   EMERGENCY WITHDRAWALS.............................................6

SECTION 6   IN-SERVICE DISTRIBUTIONS TO PART-TIME MEMBERS.....................6

SECTION 7   DEATH BENEFITS....................................................7

SECTION 8   PAYMENT OF BENEFITS ON RETIREMENT, EARLY
            RETIREMENT OR DEATH...............................................8

SECTION 9   PAYMENT OF BENEFITS ON OTHER TERMINATIONS OF EMPLOYMENT...........9

SECTION 10  ADMINISTRATION OF THE PLAN........................................9

SECTION 11  CLAIM REVIEW PROCEDURES..........................................11

SECTION 12  LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
            INCOMPETENT DISTRIBUTE AND UNCLAIMED PAYMENTS....................12

SECTION 13  LIMITATION OF RIGHTS.............................................13

SECTION 14  AMENDMENT TO OR TERMINATION OF THE PLAN..........................13

SECTION 15  ADOPTION OF PLAN BY AFFILIATES...................................13

SECTION 16  MISCELLANEOUS....................................................14

                                    SECTION 1

                                   DEFINITIONS

      Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

      1.1 "Account" means the bookkeeping accounts established and maintained by the Plan Administrator to reflect the interest of a Member under the Plan and shall include the following:

            (a) "Employee Deferral Account" which shall reflect credits to a Member's Account made on his or her behalf pursuant to Section 3.1, as adjusted to reflect other credits or charges.

            (b) "Employer Base Account" which shall reflect credits to a Member's Account made on his or her behalf pursuant to Section 3.2 and, if applicable Section 3.5, as adjusted to reflect other credits or charges.

            (c) "Employer Matching Account" which shall reflect credits to a Member's Account made on his or her behalf pursuant to Section 3.3 and, if applicable, Section 3.5, as adjusted to reflect other credits or charges.

            (d) "Profit Sharing Account" which shall reflect credits to a Member's Account made on his or her behalf pursuant to Section 3.4, as adjusted to reflect other credits or charges.

      1.2 "Accrued Benefit" means the balance of a Member's Account.

      1.3 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor and (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor.

      1.4 "Annual Compensation" means "Compensation," as that term is defined under the 003 Plan or 004 Plan, as applicable, for purposes of making contributions pursuant to a salary deferral election, as the same may be amended from time to time, but without regard to the limit on compensation that may be recognized under Code Section 401(a)(17), plus any Deferral Amounts credited to a Member during the Plan Year.

      1.5 "Beneficiary" means the person or persons designated by the Member (and in the absence of any such designation, the Member's estate) to receive the Member's Account in the event of the Member's death.

      1.6 "Board of Directors" means the Board of Directors of the Primary Sponsor.

      1.7 "Code" means the Internal Revenue Code of 1986, as amended.

      1.8 "Deferral Amounts" means amounts credited to the Employee Deferral Account of a Member at the election of a Member pursuant to Section 3.1.

      1.9 "Disability" means a condition determined to exist pursuant to the definition of the term "Disability" under the 003 Plan or 004 Plan, as applicable.

      1.10 "Disabled Employee" means each former Eligible Employee who terminates active employment as a result of a Disability.

      1.11 "Early Retirement Date" means the date on which a Member terminates employment on or after attaining age 55, but prior to his Retirement Date or death, with the approval of the Plan Administrator designating such date as the Member's Early Retirement Date.

      1.12 "Eligible Employee" means a member of a select group of management or highly compensated employees of a Plan Sponsor who is designated as being eligible to participate in the Plan pursuant to Section 2. Notwithstanding the preceding, upon becoming a Part-Time Member, such employee shall immediately cease to be an Eligible Employee.

      1.13 "Employee" means any person who is classified by a Plan Sponsor or an Affiliate as a common law employee.

      1.14 "Member" means any Eligible Employee or former Eligible Employee who has become a participant in the Plan, for so long as his or her benefits hereunder have not been paid out.

      1.15 "Part-Time Member" means a Member who (a) has attained age 55, and
(b) has entered into an employment agreement with the Plan Sponsor by which he agrees to continue to be employed by the Plan Sponsor on a part-time basis.

      1.16 "Plan Administrator" means the organization or person designated by the Primary Sponsor to administer the Plan or, in the absence of any such designation, the Primary Sponsor.

      1.17 "Plan Sponsor" means individually the Primary Sponsor and any other Affiliate or other entity which has adopted the Plan pursuant to Section 14.

      1.18 "Plan Year" means each calendar year.

      1.19 "Retirement Date" means the date on which the Member retires on or after (a) attaining age 65, or (b) becoming subject to a Disability.

      1.20 "Valuation Date" means each business day or any other day which the Plan Administrator declares to be a Valuation Date.

      1.21 "Withdrawal Circumstance" means a circumstance permitting a hardship withdrawal under the 003 Plan or 004 Plan, as applicable. The Plan Administrator retains the sole discretion to approve or deny any request for an in-service withdrawal based upon a Withdrawal Circumstance. In no event, however, will a request be approved to the extent a Withdrawal Circumstance is or may be relieved (a) through reimbursement or compensation by insurance or otherwise,
(b) by liquidation of the Member's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (c) by cessation of active participation in the Plan.

                                    SECTION 2
                                   ELIGIBILITY

      2.1 Eligibility. An Eligible Employee shall become a Member after (a) being designated for membership in the Plan by appropriate action of the Director of Human Resources of the Primary Sponsor; and (b) completing an enrollment form prescribed by the Plan Administrator in which the Eligible Employee elects to participate in the Plan. A Member's election to participate shall be effective until the Member notifies the Plan Administrator, in such manner and form as the Plan Administrator shall from time to time prescribe, that the Member wishes to suspend active participation. A Member who suspends active participation under the Plan may resume active participation in the Plan by delivering a new enrollment form to the Plan Administrator. A Member may modify his or her election or, if applicable, resume active participation in the Plan effective as of the beginning of the payroll period immediately following the date such enrollment is processed and made effective pursuant to the Plan Administrator's normal administrative procedures then in effect.

      2.2 Effective Date of Participation. Eligible Employees shall be eligible to participate in the Plan as of the date the Eligible Employee is designated for participation in the Plan pursuant to Section 2.1.

      2.3 Cessation of Participation. A Member who ceases to be an Eligible Employee will no longer be eligible to make further deferrals under the Plan pursuant to Section 3, but shall continue to be subject to all other terms of the Plan so long as he or she remains a Member of the Plan.

      2.4 Coordination with 401(k) Arrangements. In the event the Member participates in a plan of a Plan Sponsor or Affiliate intended to qualify under Code Section 401(a) and containing a tax-qualified cash or deferred arrangement qualified under Code Section 401(k), the Member shall be suspended from continued participation under this Plan to the extent required by such other plan as a result of a hardship withdrawal made by such Member under such other plan.

                                    SECTION 3
                                  CONTRIBUTIONS

      3.1 Deferral Amounts.

            (a) Each Plan Year a Member who is an Eligible Employee for all or any portion of the Plan Year and who has an effective enrollment form on file with the Plan Administrator shall be deemed to have elected to defer under the Plan that portion of the Annual Compensation otherwise payable to him or her for the Plan Year which the Member has elected to defer under the 003 Plan or 004 Plan, as applicable, but which can not be deferred under that plan because of one or more of the following limitations: (i) the provisions relating to the annual limit on salary deferrals set forth in Code Section 402(g); (ii) the provisions relating to the limit on includable compensation as set forth in Code Section 401(a)(17); (iii) the provisions relating to the non-discrimination testing limitations under Code Sections 401(k)(3) or 401(m); or (iv) the provisions relating to the limit on "annual additions," within the meaning of Code Section 415.

            (b) Each Plan Year a Member (i) who is an Eligible Employee for all or any portion of the Plan Year; (ii) who has an effective enrollment form on file with the Plan Administrator; and (iii) (A) who has in effect an election to make the maximum elective deferrals under the 003 Plan or 004 Plan, as applicable, for which matching contributions may be made under that plan or (B) who has not met the eligibility requirements to participate in the 003 Plan or 004 Plan, as applicable, may also elect to defer under the Plan a separate percentage of Annual Compensation otherwise payable to him or her for the Plan Year; provided, however, any such election may not apply above a specified percentage of the Member's Annual Compensation, as such limitation may be determined from time to time by the Plan Administrator in its sole discretion.

      3.2 Base Contributions. Each Plan Sponsor which also sponsors the 003 Plan proposes to credit on behalf of each Member employed by that Plan Sponsor (other than Members to whose Employer Base Accounts amounts are not to be credited) for the Plan Year an amount equal to three percent (3%) of the Member's Annual Compensation in excess of the dollar limitation then in effect pursuant to Code
Section 401(a)(17).

      3.3 Matching Contributions. Each Plan Sponsor proposes to credit on behalf of each Member employed by that Plan Sponsor (other than Members to whose Employer Matching Accounts amounts are not to be credited) for allocation to that Member's Employer Matching Account an amount equal to (X) reduced by (Y) where:

            (a) (X) is an amount determined by applying the matching contribution provisions of the 003 Plan or 004 Plan, as adopted by the Plan Sponsor, (including that part of each of those provisions expressing, as a percentage of compensation, a cap on elective deferrals against which matching contributions are to be made, but without regard to any direct or indirect limitation described under Section 3.1(a)) to the aggregate elective deferrals made on behalf of the Member under the 003 Plan or 004 Plan, as applicable, and the Deferral Amounts made on behalf of the Member under the Plan for the applicable period; and

            (b) (Y) is the matching contribution actually credited to the Member for the same period under the 003 Plan or 004 Plan, as applicable.

      3.4 Profit Sharing Contributions. Each Plan Sponsor which also sponsors the 003 Plan and makes a discretionary profit sharing contribution under that plan for the Plan Year proposes to credit on behalf of each Member employed by that Plan Sponsor (other than Members to whose Profit Sharing Accounts amounts are not to be credited) for allocation to that Member's Profit Sharing Account an amount equal to (X) reduced by (Y) where:

            (a) (X) is the amount which would have been credited to the Member under the 003 Plan determined by applying the discretionary profit sharing contribution provisions of the 003 Plan (but without regard to any applicable limitation described under Section 3.1(a)) for the period; and

            (b) (Y) is the discretionary profit sharing contribution actually credited to the Member for the same period under the 003 Plan.

      3.5 Contributions on Behalf of Disabled Employees. In lieu of any contributions pursuant to Section 3.2 and 3.3 for a Plan Year, each Plan Sponsor which also sponsors the 003 Plan proposes to credit on behalf of each Member who is a Disabled Employee of that Plan Sponsor (other than Disabled Employees who are Normal Retirement Age or older or who recover and are no longer a Disabled Employee) contributions equal to the amounts (but without regard to any direct or indirect limitation described under Section 3.1(a)) described under Sections
4.1 and 4.3 of the 003 Plan for allocation to that Member's appropriate subaccounts, reduced by the amounts, if any, allocated to such Member under Sections 4.1 and 4.3 of the 003 Plan for the same period.

      3.6 Contributions on Behalf of Part-Time Members. Notwithstanding anything to the contrary in the Plan, a Member who becomes a Part-Time Member will no longer be eligible to make further deferrals under the Plan pursuant to Section
3.1 or to receive further contributions under the Plan pursuant to Sections 3.2,
3.3 or 3.4.

                                    SECTION 4
                               CREDITING ACCOUNTS

      4.1 As soon as reasonably practicable following the date of withholding by the Plan Sponsor, Deferral Amounts previously elected by a Member shall be credited to the Member's Employee Deferral Account.

      4.2 No later than as of the last day of each Plan Year or at such earlier times as the Plan Administrator shall determine, the amounts to be credited for the applicable period pursuant to Sections 3.2, and 3.3 (and, to the extent applicable, Sections 3.4 and 3.5) on behalf of a Member shall be credited to the Member's Employer Base Account; Employer Matching Account or Profit Sharing Account, as applicable.

      4.3 As of each Valuation Date, each Member's Account (other than any Member who has received a distribution of his or her Accrued Benefit prior to that Valuation Date) shall be credited with rate(s) of return in a manner prescribed by the Plan Administrator.

                                    SECTION 5
                              EMERGENCY WITHDRAWALS

      5.1 The Plan Administrator may pay all or a portion of a Member's Account prior to the time such amounts otherwise become payable in accordance with the provisions of the Plan; provided, however, that the Member demonstrates that he or she has a Withdrawal Circumstance.

      5.2 Distributions in the event of a Withdrawal Circumstance shall be made to a Member only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the amount to be distributed on account of a Withdrawal Circumstance shall be made by the Plan Administrator in accordance with rules applied in a uniform and nondiscriminatory manner. A payment under this Section shall be made in a lump sum in cash to the Member and shall be charged against the Member's Account as of the Valuation Date coinciding with or immediately preceding the date of the payment.

      5.3 Notwithstanding the foregoing, a Member who receives a payment of all or any portion of his or her Account pursuant to this Section 5 shall be suspended from making deferrals under Section 3 for a period of six (6) months immediately following the date the Member receives a payment under this Section 5.

                                    SECTION 6
                  IN-SERVICE DISTRIBUTIONS TO PART-TIME MEMBERS

      6.1 A Member who is eligible to become a Part-Time Member may make a one-time irrevocable election to receive a distribution of all or a portion of his Account, provided that such election is made prior to becoming a Part-Time Member. Such election must be in the manner and form required by the Plan Administrator, must be approved by the Plan Administrator, and must be made during a period determined by the Plan Administrator but not later than one month prior to the date on which the Member enters into the employment agreement with the Plan Sponsor by which he becomes a Part-Time Member.

      6.2 Payment under this Section 6 shall normally be made to the Part-Time Member in a lump sum in cash and shall be charged against the Part-Time Member's Account as of the Valuation Date coinciding with or immediately preceding the date of the payment. Payment in a lump sum shall begin as soon as practicable following the date on which the Member becomes a Part-Time Member.

In lieu of the normal form of payment (lump sum), a Part-Time Member may also select, on the election form described in Section 6.1, from one of the following optional forms of payment:

      (a) payment in three (3) annual installments; or

      (b) payment in seven (7) annual installments.

If an installment form of payment is selected, the Part-Time Employee's benefit shall be paid in either three (3) or seven (7) annual installments, as the Member has selected, with the first installment payable on the first day of the third month following the date on which the Member becomes a Part-Time Member, and subsequent annual installments shall be paid on the next succeeding two (2), or six (6), anniversaries of such initial payment date ("annual payment date"). Each annual payment shall equal the Part-Time Member's Account adjusted as of the Valuation Date coinciding with or preceding the next annual payment date divided by the number of remaining annual installments. If the Part-Time Member's Account is paid in installments, the Member's Account will continue to be credited with a rate or rates of return in accordance with Section 4.3 until the Account is fully distributed.

      6.3 Notwithstanding the other provisions of this Section 6, the Plan Administrator, in the exercise of its sole and absolute discretion, may accelerate payment of a Part-Time Member's Account, or any portion thereof, including, without limitation, the optional form of payment selected by a Part-Time Member, if any, under Section 6.2 above.

                                    SECTION 7
                                 DEATH BENEFITS

      7.1 Except as otherwise provided in this Section 7, any benefit payable under this Section 7 shall be paid in accordance with and subject to the provisions of Section 8 after receipt by the Plan Administrator of notice of the death of the Member.

      7.2 Upon the death of a Member prior to the commencement of payments of his or her Account, the Member's Beneficiary shall be entitled to the full value of the Member's Account. Payment to the Beneficiary shall be made according to the Member's prior election under Section 6 or Section 8, if any. If the Member has not made an election prior to death, the Member's Beneficiary may make an election regarding the method of payment of the Member's Account.

      7.3 Upon the death of a Member after payments of his or her Account have commenced according to the Member's prior election under Section 6 or Section 8, but prior to the complete payment of such Account, the Member's Beneficiary shall continue to receive the unpaid balance of the Member's Account in the form of payment previously elected by the Member.

      7.4 Upon the death of a Member who terminated employment with the Plan Sponsor for reasons other than those specified in Sections 7 or 8, the Member's Beneficiary shall receive the entire unpaid balance of the Member's Account in a lump sum in cash.

      7.5 If, subsequent to the death of a Member, the Member's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or, if none, the Member's estate shall generally be entitled to receive benefits under the Plan.

                                    SECTION 8
          PAYMENT OF BENEFITS ON RETIREMENT, EARLY RETIREMENT, OR DEATH

      8.1 Upon the retirement (including early retirement) or death of a Member, the Accrued Benefit of the Member shall be determined as of the Valuation Date coinciding with or immediately preceding the Member's Retirement Date, Early Retirement Date, or death increased by Deferral Amounts and matching contributions credited pursuant to Section 3.3 (or Section 3.5, as applicable) and adjusted for earnings or losses credited pursuant to Section 4.3 through the Valuation Date immediately preceding the date the Accrued Benefit is paid.

      8.2 The Plan Administrator shall have the sole and absolute discretion to allow, from time to time, the payment of a Member's Accrued Benefit upon the Member's Early Retirement Date. A Member's Accrued Benefit upon his Early Retirement Date shall be determined and paid as otherwise described in this
Section 8.

      8.3 The method of payment of the Accrued Benefit of a Member pursuant to this Section 8 shall normally be in a lump sum in cash. Payment of the Member's Accrued Benefit in a lump sum shall commence as soon as practicable after the Retirement Date, Early Retirement Date, or death of the Member.

In lieu of the normal form of payment (lump sum), the Member may elect prior to his or her Retirement Date, Early Retirement Date, or death, in the manner and form required by the Plan Administrator, to receive one of the following optional forms of payment.

      (a) payment in three (3) annual installments; or

      (b) payment in seven (7) annual installments.

Such election must be approved by the Plan Administrator and shall be made during a period determined by the Plan Administrator but not later than three months prior to the Member's Retirement Date, Early Retirement Date, or death.

If an installment form of payment is selected, the Member's Accrued Benefit shall be paid in either three (3) or seven (7) annual installments, as the Member selects, with the first installment payable on the first day of the third month following the month of the Member's retirement or death, and subsequent annual installments shall be paid on the next succeeding two (2), or six (6), anniversaries of such initial payment date ("annual payment date"). Each annual payment shall equal the Member's Account adjusted as of the Valuation Date coinciding with or preceding the next annual payment date divided by the number of remaining annual installments. If the Member's Account is paid in installments, the Member's Account will continue to be credited with a rate or rates of return in accordance with Section 4.3 until the Account is fully distributed.

      8.4 Notwithstanding the other provisions of this Section 8, the Plan Administrator, in the exercise of its sole and absolute discretion, may accelerate payment of the Member's Account, or any portion thereof, including, without limitation, the optional form of payment selected by the Member or Beneficiary, if any, elected under Section 8.3 above.

                                    SECTION 9
             PAYMENT OF BENEFITS ON OTHER TERMINATIONS OF EMPLOYMENT

      9.1 A Member shall be considered to have terminated employment with the Plan Sponsor or any Affiliate on the date determined by the Plan Administrator. Transfer of a Member from one Plan Sponsor to another Plan Sponsor shall not be deemed for any purpose under the Plan to be a termination of employment by the Member.

      9.2 In the event of the termination of employment of a Member for reasons other than those specified in Sections 7 and 8 above, the Accrued Benefit of the Member shall be determined as of the Valuation Date coinciding with or immediately preceding the date of the termination of employment and shall be increased by any Deferral Amounts credited to the Employee Deferral Account of the Member since that Valuation Date. While no further amounts credited pursuant to any other provision of Section 3 shall be made to the Member's Account after that Valuation Date, the Member's Account shall be adjusted for a rate or rates of return credited pursuant to Section 4.3 through the Valuation Date immediately preceding the date the Accrued Benefit is paid.

      9.3 A Member shall be entitled to payment of his or her Accrued Benefit in cash in a lump sum. Payment shall be made as soon as practicable following the Member's termination of employment.

                                   SECTION 10
                           ADMINISTRATION OF THE PLAN

      10.1 Operation of the Plan Administrator. The Primary Sponsor shall be the Plan Administrator, unless it appoints another Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice or resignation to the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

      10.2 Duties of the Plan Administrator.

            (a) The Plan Administrator shall perform any act which the Plan authorizes or requires of the Plan Administrator by action taken in compliance with the Plan and may designate in writing other persons to carry out its duties under the Plan. The Plan Administrator may employ persons to render advice with regard to any of the Plan Administrator's duties.

            (b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Member or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all persons, subject to the provisions of the Plan and subject to applicable law.

            (c) The Plan Administrator shall furnish Members and Beneficiaries with all disclosures now or hereafter required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

            (d) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

            (e) Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs) arising in connection with the performance by the person of his or her duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person acting.

      10.3 Action by the Primary Sponsor or a Plan Sponsor. Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or to determine the basis of any payment obligations of any Plan Sponsor.


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

                                   SECTION 11
                             CLAIM REVIEW PROCEDURE

      11.1 In the event that a Member or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

            (a) the specific reasons for the denial;

            (b) specific references to the pertinent provisions of the Plan on which the denial is based;

            (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

            (d) an explanation of the Plan's claim review procedure.

      11.2 After receiving written notice of the denial of a claim, a claimant may:

            (a) request a full and fair review of such denial by written application to the Plan Administrator;

            (b) review pertinent documents; and

            (c) submit issues and comments in writing to the Plan Administrator.

      11.3 If the claimant wishes such a review of the decision denying his or her claim to benefits under the Plan, he or she must submit such written applications to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

      11.4 Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

      11.5 At least ten (10) days prior to the scheduled hearing, the claimant shall receive written notice of the date, time, and place of such scheduled hearing. The claimant may request that the hearing be rescheduled, for his or her convenience, on another reasonable date or at another reasonable time or place.

      11.6 No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

                                   SECTION 12
                  LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
                 INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

      12.1 No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

      12.2 If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Member or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Plan Administrator shall apply the same for the benefit of such person, his or her spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

      12.3 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

      12.4 Whenever the Plan Administrator cannot, within a reasonable time after payments are to commence, locate any person to or for the benefit of whom such payments are to be made, after making a reasonable effort to locate such person, the Plan Administrator may direct that the payment and any remaining payments otherwise due to the Member be cancelled on the records of the Plan, except that in the event the Member later notifies the Plan Administrator of his or her whereabouts and requests the payments due to him or her under the Plan, the Plan Sponsor shall re-credit the Member's account and provide for payment of the re-credited amount to the Member as soon as administratively feasible.

                                   SECTION 13
                              LIMITATION OF RIGHTS

      Membership in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

                                   SECTION 14
                     AMENDMENT TO OR TERMINATION OF THE PLAN

      14.1 The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan. No such modifications or amendments shall have the effect of retroactively changing or depriving Members or Beneficiaries of benefits already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan.

      14.2 Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor. Any termination by a Plan Sponsor shall not be a termination as to any other Plan Sponsor.

      14.3 If the Plan is terminated by the Primary Sponsor, it shall terminate as to all Plan Sponsors.

                                   SECTION 15
                         ADOPTION OF PLAN BY AFFILIATES

      Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption by the adopting corporation, or business entity or Affiliate.

                                   SECTION 16
                                 MISCELLANEOUS

      16.1 All payments provided under the Plan shall be paid from the general assets of the applicable Plan Sponsor and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Primary Sponsor may establish a grantor trust to assist it and other Plan Sponsors in funding Plan obligations, and any payments made to a Member or Beneficiary from such trust shall relieve the Plan Sponsor from any further obligations under the Plan only to the extent of such payment. Nothing herein shall constitute the creation of a trust or other fiduciary relationship between a Plan Sponsor and any other person.

      16.2 Each Plan Sponsor shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

      16.3 To the extent not preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

      IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

                                             ROPER INDUSTRIES, INC.


                                             By:
                                                -------------------------------

                                             Title:
                                                   ----------------------------

ATTEST:

----------------------------------------

Title:
       ---------------------------------

              [CORPORATE SEAL]